GEEKNET ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Revenue increases 36% in first quarter to $19.9 million,
highlighted by 46% growth in ThinkGeek revenue

FAIRFAX, Virginia, May 4, 2011 — Geeknet, Inc. (Nasdaq: GKNT), the online network for the global geek community, today announced financial results for the quarter ended March 31, 2011.

Total revenue for the first quarter of 2011 was $19.9 million compared to $14.7 million of revenue for the first quarter of 2010.  Net loss for the first quarter of 2011 was $2.4 million or $0.38 per diluted share compared to net loss of $2.8 million or $0.47 per share, for the same period a year ago. Adjusted EBITDA for the first quarter of 2011 was a loss of $1.1million, compared to an adjusted EBITDA loss of $1.6million for the same period a year ago.  A reconciliation of net income as reported to adjusted EBITDA is included in this release.

First Quarter Highlights:

•
ThinkGeek e-commerce revenue increased 46 percent to $15.2 million for the first quarter of 2011, compared to $10.4 million for the first quarter of 2010.  Orders shipped increased by 54 percent in the first quarter of 2011 as compared with the same period last year.

•	Media revenue increased 10 percent to $4.7 million for the first quarter of 2011, compared to $4.3 million for the first quarter of 2010.
•	Total cash and investments at the end of first quarter 2011 was $25.6 million.

“2011 started well for the company with solid growth in both ThinkGeek and our media business”, said Ken Langone, Executive Chairman, Geeknet. “Following last year’s strong revenue growth, we are focused on maintaining momentum in ThinkGeek  and  continuing to grow our media business by concentrating on business to business technology advertisers to fully maximize the revenue opportunity we see in that market.  With our headquarters move complete and management team built out, we remain focused on delivering profitable revenue growth in 2011.”

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at geek.net/investors.

A conference call and audio webcast will be held at 2:00 p.m. ET on May 4, 2011 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting geek.net/investors. An audio replay will be available between 9:30 p.m. ET on May 4, 2011 and 11:59 p.m. ET on May 18, 2011 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 55987336.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA.  Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance.  Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance.  In addition, we have historically reported adjusted EBITDA to the investment community.  We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as net loss which is adjusted for interest and other income (expense) net and income taxes as well as stock-based compensation, gain on sale of assets, restructuring charges and depreciation and amortization.  The method we use to produce adjusted EBITDA is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA, as we compute it, excludes certain expenses that we believe are not indicative of our core operating results, as well as income taxes, stock-based compensation and depreciation and amortization.  We consider our core operating results to include revenue recorded in a particular period and the related expenses that are intended to directly drive operating income during that period.

The EBITDA calculation excludes interest, income taxes and depreciation and amortization by its nature.  In addition, when we compute adjusted EBITDA we exclude stock-based compensation,gain on sale of assets, restructuring charges and other amounts included in the Interest income and other income (expense) net caption, as we believe that these amounts represent income and expenses that are not directly related to our core operations.  Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations.  With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the rate at which we recognize the corresponding stock-based compensation expense over the course of future fiscal periods.  While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business. Gain on sale of assets is excluded from adjusted EBITDA because such activities are not representative of our core operations. Restructuring costs are excluded from adjusted EBITDA because they represent non-cash charges which are not representative of our core operations.

About Geeknet, Inc.

Geeknet is the online network for the global geek community. Our sites include SourceForge, Slashdot, ThinkGeek, and freshmeat. We serve an audience of over 54 million users* each month and provide the tech-obsessed with content, culture, connections, commerce, and all the things that geeks crave. Want to learn more? Check out geek.net.

(*March 2011 Unique Visitors 54.3M. Source: Google Analytics and Omniture)

Geeknet is a trademark of Geeknet, Inc. SourceForge, Slashdot, ThinkGeek, and freshmeat are trademarks of Geeknet, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding potential profitability and the growth prospects for our online media and e-commerce businesses.  Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending, especially in light of current macroeconomic challenges and uncertainty; our effectiveness at planning and managing our e-commerce inventory; our ability to achieve and sustain higher levels of revenue; our ability to protect and defend our intellectual property rights; rapid technological and market change; unforeseen expenses that we may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors.  Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2010, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

Investor Relations Contact:
The Blueshirt Group
Todd Friedman, todd@blueshirtgroup.com
Stacie Bosinoff, stacie@blueshirtgroup.com
Phone: (415) 217-7722

GEEKNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2011	2010
E-commerce revenue	$15,205	$10,384
Media revenue	4,711	4,295
Net revenue	19,916	14,679

E-commerce cost of revenue	13,634	8,818
Media cost of revenue	1,346	1,781
Cost of revenue	14,980	10,599

Gross margin	4,936	4,080

Operating expenses:
Sales and marketing	3,368	3,162
Research and development	977	1,530
General and administrative	2,972	2,124
Amortization of intangible assets	20	91
Loss on sale of assets	-	18
Total operating expenses	7,337	6,925
Loss from operations	(2,401)	(2,845)
Interest and other income (expense), net	(8)	23
Loss before income taxes	(2,409)	(2,822)
Benefit for income taxes	(23)	(1)
Net loss	$(2,386)	$(2,821)

Net loss per share:
Basic and diluted	$(0.38)	$(0.47)
Shares used in computing earnings per share:
Basic and diluted	6,276	6,013

Reconciliation of net loss as reported to adjusted EBITDA loss:

Net loss - as reported	$(2,386)	$(2,821)
Reconciling items:
Interest and other income (expense), net	8	(23)
Benefit for income taxes	(23)	(1)
Stock-based compensation expense included in COGS	44	81
Stock-based compensation expense included in Op Ex.	685	598
Loss on sale of assets	-	18
Depreciation and amortization	541	528
Adjusted EBITDA loss	$(1,131)	$(1,620)

GEEKNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$25,610	$35,333
Short-term investments	8	8
Accounts receivable, net	5,401	5,078
Inventories	11,078	13,322
Prepaid expenses and other current assets	3,027	2,919
Total current assets	45,124	56,660
Property and equipment, net	4,822	5,114
Other long-term assets	4,939	4,983
Total assets	$54,885	$66,757

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,128	$13,381
Deferred revenue	1,788	1,836
Accrued liabilities and other	2,234	3,591
Accrued restructuring liabilities	-	-
Total current liabilities	8,150	18,808
Other long-term liabilities	109	77
Total liabilities	8,259	18,885

Stockholders' equity:
Common stock	7	6
Treasury stock	(732)	(622)
Additional paid-in capital	804,410	803,160
Accumulated other comprehensive income	9	10
Accumulated deficit	(757,068)	(754,682)
Total stockholders' equity	46,626	47,872
Total liabilities and stockholders' equity	$54,885	$66,757

GEEKNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three months ended
	March 31,
	2011	2010

Cash flows from operating activities:
Net loss	$(2,386)	$(2,821)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	541	528
Stock-based compensation expense	729	679
Provision for bad debts	3	-
Provision for excess and obsolete inventory	26	17
Loss on sale of assets	-	18
Changes in assets and liabilities:
Accounts receivable	(326)	37
Inventories	2,218	(172)
Prepaid expenses and other assets	(84)	502
Accounts payable	(9,253)	(2,097)
Deferred revenue	-	(720)
Accrued liabilities and other	(48)	33
Accrued restructuring liabilities	(1,357)	(1,012)
Other long-term liabilities	32	(4)
Net cash used in operating activities	(9,905)	(5,012)

Cash flows from investing activities:
Purchase of property and equipment	(229)	(1,048)
Maturities or sale of marketable securities	-	100
Purchases of intangible assets	-	(13)
Net cash used in investing activities	(229)	(961)

Cash flows from financing activities:
Proceeds from issuance of common stock	522	28
Repurchase of common stock	(110)	-
Net cash provided by financing activities	412	28

Effect of exchange rate changes on cash and cash equivalents	(1)	(2)
Net decrease in cash and cash equivalents	(9,723)	(5,947)
Cash and cash equivalents, beginning of period	35,333	28,943
Cash and cash equivalents, end of period	$25,610	$22,996